As filed with the Securities and Exchange Commission on November 21, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Vitae Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	04-3567753
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

502 West Office Center Drive
Fort Washington, PA 19034

(215) 461-2000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2014 Equity Incentive Plan

2014 Employee Stock Purchase Plan

2013 Stock Plan

2004 Stock Plan
2001 Stock Plan

(Full title of plans)

Jeffrey S. Hatfield, Chief Executive Officer

Vitae Pharmaceuticals, Inc.

502 West Office Center Drive

Fort Washington, PA 19034

(215) 461-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Jay K. Hachigian, Esq.

Keith J. Scherer, Esq.

Gunderson Dettmer Stough

Villeneuve Franklin & Hachigian, LLP

One Marina Park Drive, Suite 900

Boston, MA 02210

(617) 648-9100

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value	3,494,491	(2)	$16.03	(4)	$56,016,690.73	$6,509.14
Common Stock, $0.0001 par value	1,365,696	(3)	$4.61	(5)	$6,295,858.56	$731.58
TOTAL	4,860,187				$62,312,549.29	$7,240.72

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s Common Stock.

(2)

Represents 2,853,187 shares of Common Stock reserved for issuance pursuant to outstanding stock option awards, or for future grant, under the 2014 Equity Incentive Plan; 250,000 shares of Common Stock reserved for future grant under the 2014 Employee Stock Purchase Plan; and 391,304 shares of Common Stock reserved for issuance pursuant to restricted stock units outstanding under the 2013 Stock Plan. No further awards will be made under the 2013 Stock Plan.

(3)

Represents 344,008 shares of Common Stock reserved for issuance pursuant to outstanding stock option awards under the 2013 Stock Plan; 1,139 shares of Common Stock reserved for issuance pursuant to outstanding stock option awards under the 2004 Stock Plan; and 1,020,549 shares of Common Stock reserved for issuance pursuant to outstanding stock option awards under the 2001 Stock Plan. No further awards will be made under the 2013 Stock Plan, the 2004 Stock Plan, or the 2001 Stock Plan.

(4)

Estimated in accordance with Rule 457(c) and 457(h) solely for purposes of calculating the registration fee. The computation is based on the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on November 14, 2014.

(5)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the 1933 Act. The Proposed Maximum Offering Price per Share is $4.61, which is the aggregate weighted average exercise price of outstanding options granted under the 2013 Stock Plan, the 2004 Stock Plan, and the 2001 Stock Plan.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)         the Registrant’s prospectus filed on September 24, 2014, pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1, as amended (File No. 333-198090) (the “Form S-1”), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed; and

(b)         the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-36617) filed with the Commission on September 10, 2014, including any amendments or reports filed for the purpose of updating such description.

(c)          The quarterly report filed by the registrant with the Commission for the quarter ended September 30, 2014 (File No. 001-36617) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All other reports and documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  The Registrant is not, however, incorporating any documents or information that the Registrant is deemed to furnish and not file in accordance with SEC rules.

Item 4. Description of Securities.

See the description of the Registrant’s Common Stock contained in the Registrant’s prospectus filed on September 24, 2014, pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1, as amended (File No. 333-198090).

Item 5. Interests of Named Experts and Counsel.

As of September 30, 2014, certain partners and employees of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP beneficially owned an aggregate of 26,832 shares of our common stock and held options to purchase an additional 31,525 shares.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to its directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

•                  any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•                  acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law;

•                  under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends, stock purchases or redemptions); or

•                  any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s amended and restated bylaws provide that:

•                  the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•                  the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

•                  the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and

•                  the rights conferred in the amended and restated bylaws are not exclusive.

In addition, the Registrant has entered into indemnity agreements with each of its current directors and executive officers to provide these directors and executive officers with additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. The indemnification provisions in the Registrant’s restated certificate of incorporation and restated bylaws and the indemnity agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

The Registrant may maintain insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his capacity as such. The Registrant has obtained director and officer liability insurance to cover liabilities directors and officers may incur in connection with their services to the Registrant.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Original Filing Date	Filed Herewith
4.1	Form of Restated Certificate of Incorporation of Registrant	8-K	001-36617	3.1	September 29, 2014

4.2	Form of Amended and Restated Bylaws of the Registrant	S-1	333-198090	3.4	August 12, 2014

4.9	Form of Registrant’s Common Stock certificate.	S-1	333-198090	3.4	August 12, 2014

5.1	Opinion and Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.					X

23.1	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm.					X

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (incorporated by reference to Page II-5 of this Registration Statement).					X

99.1	2001 Stock Plan and forms of agreements thereunder.	S-1	333-198090	10.2	August 12, 2014

99.2	2004 Stock Plan and forms of agreements thereunder.	S-1	333-198090	10.3	August 12, 2014

99.3	2013 Stock Plan and forms of agreements thereunder.	S-1	333-198090	10.4	August 12, 2014

99.4	2014 Equity Incentive Plan and forms of agreements thereunder.	S-1	333-198090	10.5	August 12, 2014

99.5	2014 Employee Stock Purchase Plan.	S-1	333-198090	10.29	August 12, 2014

Item 9. Undertakings.

A.                The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective

Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Washington, Commonwealth of Pennsylvania, on this 21st day of November, 2014.

VITAE PHARMACEUTICALS, INC.

/s/ Jeffrey S. Hatfield
Jeffrey S. Hatfield
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Vitae Pharmaceuticals, Inc., a Delaware corporation, do hereby constitute and appoint Jeffrey S. Hatfield and Richard Morris, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey S. Hatfield	Chief Executive Officer (Principal Executive Officer), President and Director	November 21, 2014
Jeffrey S. Hatfield

/s/ Richard Morris	Chief Financial Officer (Principal Chief Financial Officer (Principal Financial and Accounting Officer)	November 21, 2014
Richard Morris

/s/ Peter Barrett, Ph.D.	Director	November 21, 2014
Peter Barrett, Ph.D.

/s/ Robert V. Gunderson, Jr.	Director	November 21, 2014
Robert V. Gunderson, Jr.

/s/ Donald Hayden, Jr.	Director	November 21, 2014
Donald Hayden, Jr.

/s/ Charles W. Newhall, III	Director	November 21, 2014
Charles W. Newhall, III

/s/ Bryan Roberts, Ph.D.	Director	November 21, 2014
Bryan Roberts, Ph.D.

/s/ Charles A. Rowland, Jr.	Director	November 21, 2014
Charles A. Rowland, Jr.

/s/ Gino Santini	Director	November 21, 2014
Gino Santini

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Original Filing Date	Filed Herewith
4.1	Form of Restated Certificate of Incorporation of Registrant	8-K	001-36617	3.1	September 29, 2014

4.2	Form of Amended and Restated Bylaws of the Registrant	S-1	333-198090	3.4	August 12, 2014

4.9	Form of Registrant’s Common Stock certificate.	S-1	333-198090	3.4	August 12, 2014

5.1	Opinion and Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.					X

23.1	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm.					X

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (incorporated by reference to Page II-5 of this Registration Statement).					X

99.1	2001 Stock Plan and forms of agreements thereunder.	S-1	333-198090	10.2	August 12, 2014

99.2	2004 Stock Plan and forms of agreements thereunder.	S-1	333-198090	10.3	August 12, 2014

99.3	2013 Stock Plan and forms of agreements thereunder.	S-1	333-198090	10.4	August 12, 2014

99.4	2014 Equity Incentive Plan and forms of agreements thereunder.	S-1	333-198090	10.5	August 12, 2014

99.5	2014 Employee Stock Purchase Plan.	S-1	333-198090	10.29	August 12, 2014